EXHIBIT 4.66

                     OPTION AGREEMENT DATED JUNE 11, 2003,
               BETWEEN THE COMPANY AND BALLAD GOLD & SILVER LTD.
                        (FORMERLY BALLAD VENTURES LTD.)


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                              BALLAD VENTURES LTD.
            Suite 501- 905 West Pender Street, Vancouver, BC V6C 1 L6
                  Telephone: (604) 682-7159 Fax: (604) 669-5886
                    www.balladnetcom - email: ir@balladnetcom




June 11, 2003


IMA Exploration Inc.
Suite 709, 837 West Hastings Street
Vancouver, BC Canada

ATTENTION: JOSEPH GROSSO, PRESIDENT

Dear Mr. Grosso,

RE:      LETTER AGREEMENT
         PENASCUDO PROPERTY, CHUBUT PROVINCE, ARGENTINA

For $ 10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IMA Exploration Inc. and its wholly owned Argentinean subsidiary, Inversiones Mineras Argentinas S.A., (collectively referred to as "IMA") hereby grant to Ballad Ventures Ltd. ("Ballad") the right and option, exclusively for a period of 60 days, to acquire an option on the Penascudo Property ("Mineral Claims" or "Property") in Argentina on the following business terms:

       1. IMA confirms that it holds a 100% interest, subject only to a 0.5% NSR Royalty (capped at a cumulative maximum of US $250,000) in favour of Southern Rio Resources Ltd, in the Penascudo Property. The Property consists of the land holdings listed in Appendix 1.

       2. Ballad will have the exclusive option (the "Option") to acquire a 70% interest in the Property by:

               a)  Completing   US$1,800,000  worth  of  work  on  the  Property
                   according to the following schedule:

                   i.   on or before October  31,2004 - US $100,000;

                   ii.  on or before October 31,2005 - US $300,000 (cumulative);

                   iii. on or before October 31,2006 - US $500,000 (cumulative);

                   iv. on or before October 31,2007 - US $800,000 (cumulative); and

                   v.   on or before October 31,2008 - US$1,800,000 (cumulative)



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               b)  By either issuing  500,000 shares of Ballad to IMA within ten days after the approval of the full Option agreement by the TSX Venture Exchange or, if the share consolidation of Ballad proceeds as announced in a news release dated April 2, 2003, by issuing 500,000 shares of Ballad Gold & Silver Ltd. within ten days after acceptance for filing of this consolidation and the full Option agreement by the TSX Venture Exchange.

               c) By paying to IMA US $300,000 in cash on or before October 31,2008.

               d) By issuing an additional 500,000 shares of Ballad or Ballad Gold & Silver Ltd., as the case may be, on or before October 31,2008.

       3. Upon completion of the terms described under 2. above, Ballad will have earned a 70% interest in the Property subject to a 1.5% NSR Royalty in favour of IMA and Southern Rio Resources Ltd. on Ballad's portion of all products mined from the Property. The portion payable to Southern Rio Resources will be 0.5%, with cumulative payments to Southern Rio Resources Ltd to be capped at a maximum of US $250,000. The remainder of the 1.5% NSR Royalty will be payable to IMA.

       4. After the acquisition of a 70% interest in the Property, Ballad will have the exclusive Option to acquire an additional 15% interest in the Property by completing a feasibility study. IMA's share (15%) of the feasibility study cost will be advanced by Ballad. This advance will be repaid to Ballad from a 50% portion from all cash proceeds of production from the Property due or payable to IMA until this advance is fully reimbursed to Ballad.

       5. Upon completion of the feasibility study described under 4. above, Ballad will have earned an 85% interest in the Property subject to a 1.5% NSR Royalty in favour of IMA and Southern Rio Resources Ltd. on Ballad's portion of all products mined from the Property. The portion payable to Southern Rio Resources will be 0.5%, with cumulative payments to Southern Rio Resources Ltd to be capped at a maximum of US $250,000. The remainder of the 1.5% NSR Royalty will be payable to IMA.

       6.   During the duration of the Option period, Ballad will:

               a) Pay to IMA, from time to time and with sufficient advance notice from IMA, such amount as equals the fees and taxes due on the Property to Argentinean Authorities plus a charge of 5% for IMA's administration no later than 15 days prior to their due dates. IMA will pay such amounts forthwith to the Authorities and maintain the Property in good standing.

               b)  report exploration activities to IMA at least once quarterly.

               c) have a one time election, after having spent US $100,000, to delay subsequent work expenditures and the one cash payment by one full year each by notifying IMA and by paying US $25,000 to IMA.

               d) Indemnify and save harmless IMA from any and all liability arising from the conduct of mineral exploration by Ballad on the Mineral Claims



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                   including   but   not   limited   to   any   liability   from
                   environmental and archaeological damages.

               e) be sensitive to local Social activities and carry out all required baseline studies required by the Mining Ministry in Argentina before carrying out exploration work.

       7. During the Option period neither Ballad nor IMA shall assign some or all of its interest in this agreement without the written consent of the other party, such consent to be not reasonably withheld. Consent will be needed only to assure that the assignee shall agree in writing to be bound by the terms of this agreement applicable to the assignor. This written consent shall not apply to a transfer of interest to an affiliated corporation.

       8. During the Option period Ballad will be the sole operator of any exploration on the Property, will have full access to the Property and will be provided by IMA with all data.

       9. For the purpose of this Agreement, the area covered by the Mineral Claims shall include an area of influence extending 5 km from the outer boundary of the Mineral Claims. All mineral and related rights that may be acquired directly or indirectly, within the area of influence after the date of signing of this Agreement by IMA or Ballad during the currency of this Agreement shall become part of this Agreement. During the term of the Option, if Ballad acquires mineral and related rights within 5 km of the outer boundary of the Mineral Claims and subsequently wishes to abandon those rights, it will, prior to abandonment, offer to transfer those rights to IMA, will transfer those rights at IMA's request and at IMA's cost for the transfer. This agreement will not restrict in any way the rights of either Ballad or IMA to acquire interests outside the area of Influence.

       10. When a Joint Venture is formed under 3, the parties in good faith will negotiate and execute a joint venture agreement having reasonable terms which are customary in the Canadian mining industry.

       11. Any party wishing to issue a press release relating to the Property will provide a copy of this release to the other party to allow for comments prior to release.

       12.  Termination of Option


               a) Subject to subsection 12b, the Option shall terminate if Ballad fails to make the required share issuances and cash payments, and fails to complete the minimum cumulative expenditures in accordance with subsection 2. herein within the time periods specified therein.

               b) If Ballad shall be in default of any written requirement in the option, IMA shall give written notice to Ballad specifying the default and Ballad shall not lose any rights granted under the Option, unless within 30 days after the giving of notice of default by IMA, Ballad has failed to take reasonable steps to cure the default by the appropriate performance.



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               c)  If the Option is terminated in accordance with subsections 12
                   a) and 12 b) herein, Ballad shall have no interest in or to the Mineral Claims, and all share issuances, expenditures and payments made by Ballad to or on behalf of IMA under the Option shall be non-refundable by IMA to Ballad for which Ballad shall have no recourse.

               d) Upon termination of this Agreement, Ballad shall make the required cash payments to maintain the Property in good standing for a period of at least six (6) months from the date of termination and Ballad shall turn over to IMA originals of all factual maps, reports, assays, results and any other factual data. Ballad will be required to contribute to its share of any environmental rehabilitation required as a result of the work undertaken after the date hereof and up to the date or termination notice.

Please consider these terms and if agreeable return a signed copy of this letter to us. Once signed by both Parties and all conditions under Clause 1 having been fulfilled or waived, this agreement shall constitute a binding agreement between both parties.

The terms of this agreement will be the basis for a full Option agreement to be prepared within 60 days of signing this letter agreement.

Sincerely,


                                           Agreed on this the - day of June 2003


BALLAD VENTURES LTD.                        IMA EXPLORATION INC.


/s/ ANTHONY BERUSCHI                          /s/ JOSEPH GROSSO
---------------------------------           ------------------------------------
Anthony Beruschi                            Joseph Grosso
President                                   President




                                             INVERSIONES MINERAS ARGENTINAS S.A.
                                                Per:

                                              /s/ JOSEPH GROSSO
                                             -----------------------------------
                                             Authorized Signature



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APPENDIX 1


PENASCUDO PROPERTY DESCRIPTION

Minas located in CHUBUT Province, Argentina.

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CLAIM NAME                NO. EXPEDIENTE                   VALID SINCE
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Alberto                               12966                       1996
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Rolando                               12967                       1996
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Pedro                                 12970                       1996
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Fernando                              12971                       1996
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Daniel                                12974                       1996
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Cecilia                               12978                       1996
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Ivan                                  12977                       1996
--------------------------------------------------------------------------------